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SUBSCRIPTION APPLICATION

SAN RAFAEL BANCORP
851 Irwin Street
San Rafael, California 94901
(415) 454-1212

Sir/Madam:

The undersigned hereby subscribe(s) for the number of shares of San Rafael Bancorp common stock, no par value, listed opposite each subscriber's name at $13.00 per share. This Subscription Application constitutes an offer by the subscriber(s) to purchase the number of shares specified. This offer cannot be revoked prior to acceptance or rejection of the offer by San Rafael Bancorp.

APPLICATIONS FOR SUBSCRIPTIONS MUST BE RECEIVED BY SAN RAFAEL BANCORP WITH PAYMENT IN FULL BY 5:00 P.M., PACIFIC TIME ON DECEMBER 31, 2003 UNLESS EXTENDED BY SAN RAFAEL BANCORP IN ITS SOLE DISCRETION TO NO LATER THAN MARCH 31, 2004. SAN RAFAEL BANCORP MAY TERMINATE THE OFFERING AT ANY TIME, AND ACCEPTED SUBSCRIPTIONS ARE SUBJECT TO CANCELLATION IN THE EVENT THAT SAN RAFAEL BANCORP SHOULD ELECT TO CANCEL THE OFFERING IN ITS ENTIRETY.

Enclosed with this Subscription Agreement is a check payable to "San Rafael Bancorp—Stock Subscription Account" for the amount of this subscription for                        shares of San Rafael Bancorp common stock at $13.00 per share, in the total sum of $                        . This amount when received may be held in an account which is not insured by the FDIC.

How Shares Are To Be Registered:

Name and Address (Please Print)	(Circle One)
	Individual	Individual Retirement Account
	Custodian	Trustee
	Tenants in Common	Joint Tenants
	401(k) Plan	Other _______

        Subscriptions should be mailed or delivered to:

  Tamalpais Bank
  San Rafael Bancorp—Stock Subscription Account
  851 Irwin Street
  San Rafael, California 94901

IN WITNESS WHEREOF, I (we) have executed this Subscription Application in triplicate and return it along with the full subscription price for all of the San Rafael Bancorp common stock to be purchased. I (We) understand that no subscription will be accepted unless the minimum 744,701 shares are subscribed for and that Subscription funds will be held in escrow until subscriptions for 744,701 shares have been received. I (We)also understand that all information submitted on this Subscription Application will be treated confidentially by San Rafael Bancorp.

Date:	, 2003

Signature
Name (Please print or type)

Business Address:
Street
City, State, and Zip
Telephone
Residence Address:
Street
City, State, and Zip
Telephone
Social Security Number/Taxpayer Identification Number (if applicable)
Date:	, 2003

Signature
Name (Please print or type)
Business Address:
Street
City, State, and Zip
Telephone
Residence Address:
Street
City, State, and Zip
Telephone
Social Security Number/Taxpayer Identification Number (if applicable)

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SUBSCRIPTION APPLICATION